Exhibit 10.45
AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
(SOFR Transition)
THIS AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (SOFR Transition) (this “Amendment”) dated as of __January 6___, 2023 is by and between LIFETIME BRANDS, INC., a Delaware corporation (“LBI”), in its capacity as the administrative agent for the Sellers (in such capacity, the “Seller Agent”), as a “Seller” (a “Seller”), and in its capacity as initial “Servicer”, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association with an office at 452 Fifth Avenue, New York, New York 10018 (the “Purchaser”).
RECITALS

WHEREAS, LBI and the Purchaser are party to that certain Receivables Purchase Agreement, dated as of September 30, 2016 (as the same may be amended, modified, supplemented, restated or amended and restated from time to time, the “RPA”), between LBI, as Seller Agent, Seller and initial Servicer as therein provided, and Purchaser.
WHEREAS, in connection with the transition from LIBOR, the Seller Agent, Seller, Servicer and the Purchaser wish, on the terms and subject to the conditions hereinafter set forth, to modify the RPA as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the RPA unless the context otherwise requires.
Section 2. Amendments. On the Amendment Effective Date (as defined below), the RPA shall be amended as follows:
    (a)    Section 2 of the RPA is amended by adding the following as Section 2(j) and Section 2(k):
(j)    Benchmark Replacement Setting.
    (i)    Notwithstanding anything to the contrary herein or in any other document related to this Agreement, upon the occurrence of a Benchmark Transition Event, Purchaser and Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective upon the execution and delivery of such amendment by Purchaser and Seller. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2(j) will occur prior to the applicable Benchmark Transition Start Date.
    (ii)    In connection with the implementation of a Benchmark Replacement, Purchaser will have the right, in consultation with the Seller, to make Benchmark Replacement Conforming Changes from time to time and notwithstanding anything to the contrary herein or in any other document related to this Agreement, any amendments implementing such Benchmark Replacement

Exhibit 10.45

Conforming Changes will become effective without any further action or consent of Seller.
    (iii)    Purchaser will promptly notify Seller of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Purchaser will promptly notify Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below. Any determination, decision or election that may be made by Purchaser pursuant to this Section 2(j), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller, except, in each case, as expressly required pursuant to this Section 2(j).
    (iv)    Notwithstanding anything to the contrary herein or in any other document related to this Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Purchaser in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, the Purchaser may modify the definition of “Term SOFR Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Purchaser may modify the definition of “Term SOFR Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (v)    Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any pending Purchase Request.
(k)    Inability to Determine Rates. Subject to Section 2(j), if on or prior to the first day of any Term SOFR Period:
    (i)    Purchaser determines that Term SOFR cannot be determined pursuant to the definition thereof, or
    (ii)    Purchaser determines that for any reason in connection with any Purchase Request that Term SOFR for any Term SOFR Period with respect to a proposed purchase of Receivables does not adequately and fairly reflect the cost to Purchaser of funding such purchase, then Purchaser will so notify Seller. Upon notice thereof by Purchaser to Seller, Purchaser, in consultation with Seller shall determine a commercially reasonable alternative rate in lieu of Term SOFR giving due consideration to any recommendations by a Relevant Governmental Body or any evolving or then-prevailing convention for determining an alternative benchmark rate.

Exhibit 10.45
    (b)    Section 14(d) of the RPA is amended by deleting the second (2nd) sentence thereof in its entirety and inserting in lieu thereof the following:

Seller hereby authorizes Purchaser to share any information (including Confidential Information, as defined below) delivered to Purchaser by Seller and Seller’s subsidiaries pursuant to this Agreement, or in connection with the decision of Purchaser to enter into this Agreement, to Purchaser’s Affiliates and business units and its and its Affiliates’ directors, officers, employees, trustees, agents, subcontractors and service providers, including accountants, legal counsel, third party electronic platform service providers and other agents and advisors of Purchaser or Purchaser’s Affiliates, in each case, for purposes reasonably related to the transactions contemplated by this Agreement and who are informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential; and to any potential assignee or participant who is informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential for purposes of evaluating such assignment or participation; or to any other Person following an Event of Default.
    (c)    The definition of “Discount Rate” in Exhibit A to the RPA is deleted in its entirety and replaced by the following:
“Discount Rate”: A rate equal to Term SOFR plus 1.93% per annum.
(d)    Each of the definitions of “LIBOR” and “LIBOR01 Page” in Exhibit A to the RPA is deleted in its entirety.
    (e)    The definition of “Repurchase Rate” in Exhibit A to the RPA is deleted in its entirety and replaced with the following:
“Repurchase Rate”: A rate equal to Term SOFR plus 1.93% per annum.
    (f)    Exhibit A to the RPA is amended by adding the following definitions in proper alphabetical order:
“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Term SOFR Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Term SOFR Period” pursuant to clause (iv) of Section 2(j).
“Benchmark”: Initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 2(j).
“Benchmark Replacement”: With respect to any Benchmark Transition Event, the alternate benchmark rate that has been selected by Purchaser and Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by a Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for

Exhibit 10.45
determining a benchmark rate as a replacement to the then-current Benchmark; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for purposes of this Agreement.
“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Term SOFR Period”, the timing and frequency of determining rates and other technical, administrative or operational matters) that Purchaser decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other documents related to this Agreement).
“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark:
    (1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
    (2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Exhibit 10.45
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:
    (1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Exhibit 10.45
“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”: The period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and any other document related to this Agreement in accordance with Section 2(j) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and any other document related to this Agreement in accordance with Section 2(j).
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Term SOFR”: The Term SOFR Reference Rate for a tenor comparable to the applicable Term SOFR Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Term SOFR Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than zero, then Term SOFR shall be deemed to be zero.

Exhibit 10.45
“Term SOFR Administrator”: The CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Purchaser in its reasonable discretion).
“Term SOFR Period”: With respect to any Purchased Receivable, a period equal to the number of days from the Purchase Date to the Settlement Date of such Purchased Receivable (including the Purchase Date but not including the Settlement Date), rounded up to the nearest one month, three months, six months or twelve months, as applicable, provided that in no event may the Term SOFR Period be greater than twelve months.
“Term SOFR Reference Rate”: The rate per annum determined by Purchaser as the forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 3. Effectiveness of This Amendment. This Amendment shall not be effective until the Purchaser receives (i) a counterpart of this Amendment executed by the Seller, Servicer and the Purchaser and (ii) any such other documents as the Purchaser may reasonably request (the “Amendment Effective Date”).
Section 4. Seller Representations. The Seller represents and warrants to the Purchaser as follows:
(a) each representation and warranty made or deemed made by the Seller in the RPA is true and correct as of the date hereof, except to the extent that a representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty was true and accurate on and as of such earlier date);
(b) no Event of Repurchase or Event of Default has occurred and is continuing as of the date hereof;
(c) the execution, delivery and performance by the Seller of this Amendment and the RPA, as amended hereby, (i) are within the Seller’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action; (iii) do not contravene (A) the Seller’s Organizational Documents, (B) any law, rule or regulation applicable to the Seller, (C) any contractual restriction binding on or affecting the Seller or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property.
(d) the Amendment and the RPA are legal, valid and binding obligations of the Seller and so long as the Seller acts as Servicer, enforceable against the Seller and the Servicer, as applicable, in accordance with their terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
Section 5. Reaffirmation; Effect of Amendment. The Seller and the Servicer each acknowledges and reaffirms that the RPA, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the RPA, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the RPA are hereby amended to refer to the RPA as amended by this Amendment. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The RPA and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the RPA are hereby amended so that any reference to the RPA shall mean a reference to the RPA amended by this Amendment.

Exhibit 10.45
Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.
Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or by email shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 9. ENTIRETY. THIS AMENDMENT, THE RPA, AND ANY OTHER RELATED DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 10. Successors. This Amendment binds and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.45
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LIFETIME BRANDS, INC.
as Seller Agent, a Seller and initial Servicer

By	/s/ Laurence Winoker
Laurence Winoker
Executive Vice President, Treasurer and Chief
Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION,
as Purchaser

By _/s/ Samir Moorjani___________________
Name: Samir Moorjani
Title: Director, Structured Trade Solutions